EXCLUSIVE DISTRIBUTION AND PARTNERSHIP RIGHTS AGREEMENT
           ----------------------------------------------------------

AGREEMENT made this 15th day of August, 2003, by and between WonderNet, Ltd., having its principal offices in Kibbutz Givat Hashlosha, Israel (hereinafter referred to as "WonderNet or the Grantor), Security Biometrics Inc., a Public Company incorporated, in the State of Nevada corporation, having its principal offices at 1410-1030 West Georgia Street, Vancouver, BC V6E 2Y3 (hereinafter "Security Biometrics" or the Grantee).

                                  WITNESSETH:
                                  -----------
WHEREAS, WonderNet is the owner of the Technology and Existing Proprietary Property as hereinafter defined;

WHEREAS, WonderNet and the Grantee wish to enter into this Exclusive Rights, Licensing, Distribution and Partnership Agreement (the 'Agreement") to enable the Grantee to exploit WonderNet's Technology and. the Existing Proprietary Property relating thereto within the Territory, as hereinafter defined, under the terms and conditions of this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration from each to the other, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:

                                    ARTICLE 1
                                  Definitions

1.1  Definitions. The  following  terms  used  in  this Agreement shall have the
     ------------
meanings  set  forth  below:


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

     (a) Exclusive distribution and partnership agreement shall mean this agreement by and between WonderNet, as Grantor, and Security Biometrics, as Grantee.

     (b) Existing Proprietary Property shall mean all intellectual property rights in the Technology, including without limitation: (i) any and all patents and patent applications filed anywhere in the world relating to or based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof., and all patents, inventors certificates, utility models and the like issuing there from, including any and all re-examinations, reissues, renewals and extensions thereof; (ii) any copyrightable or copyrighted works based upon the Technology, including computer software and computer programs; (iii) any confidential or proprietary know-how and information regarding the Technology; (iv) any trademarks and trade names associated with the Technology, whether or not registered; and (v) all fixed representations, hard copies, computer-readable media and other tangible implementation of the Technology, patent rights, copyrights, trademarks End trade secret rights.

     (c) "Technology" shall mean WonderNet's Penflow proprietary Biometric Signature Authentication ("BSA") software, that includes an "engine" (based on a proprietary algorithm), that analyzes the hand-written signature as a series of pen movements, the Software Development Kit (SDK) that enables to bind easily the engine into applications and all software for the secure storage and communication of data which enables remote and local access including using the Internet, smart cards, or LAN connections etc.

     (d) "Territory" or "Territories" shall mean North America, Mexico, Central America, , Bermuda, and the Caribbean Islands.

     (f) "Optional Territories" shall mean Geographies, that the Grantee will have non exclusive distribution rights, for the period of one year, after which the sides will according to the success in this year decide on an exclusivity. Those Geographies will be mentioned in a special "Attachment on Optional Territories' to be agreed and signed, including their Revenue Goal, between the Grantor and Grantee.


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

     (e) "Applications Technology" shall mean any application or product developed by the grantee and based on WonderNet's Technology.

                                    ARTICLE 2
                              Covenants of Grantor

21 The Grantor hereby represents, warrants and convenants in favor of the Grantee that;

     (a) the Grantor is the sole owner of the Products, the Technology and the Proprietary Rights

     (b) The Grantor owns or where deemed appropriate has undertaken steps to obtain patents on the Products!, Technology and Proprietary Rights;

     (c) The Grantor will continue to undertake research and development to enhance and improve the Products, Technology and Proprietary Rights; and

     (d) The Grantor will advise and forthwith make available to the Grantee enhancements, modifications, derivatives, improvements and replacements to the Products, Technology and Proprietor Rights.

2.2 The Grantor acknowledges that certain applications of the Products may be more marketable than others, and as such agrees to apportion its time spent on activities relating to the research, development, and enhancements of the Products according to the marketability of such uses, which marketability shall be determined by the Grantee in consultation with the Grantor. The Grantee shall from time to time advise the Grantor which uses are currently more marketable, and the Grantor, will give priority to research, development and enhancements in accordance therewith.


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

                                    ARTICLE 3
                         Rights Grant and Consideration

3.1  Rights  Grant.
     --------------

     (a) WonderNet hereby grants to Security Biometrics the Rights to develop applications or products based on it's technology as well as use, market, sell, distribute and commercially exploit the Technology and. the Applications
Technology within the Territory and the rights constituting the Existing Proprietary Property relating thereto subject to all of the terms, conditions and restrictions contained in this Agreement.

     (b) Security Biometrics hereby grant to WonderNet a perpetual, royalty-free, sole and exclusive Rights to use, market, sell, distribute and commercially exploit the Grantee Improved Technology in all geographic locations worldwide other than in the Territory; provided, however, that WonderNet shall have no rights whatsoever, whether arising under this Agreement or otherwise, relating to products or technology of either Grantee other than to the Grantee Improved Technology.

3.2  Authority  to  Sublicense. Subject  to  all  of  the  terms, conditions and
     --------------------------
restrictions contained herein, WonderNet hereby grants to each Grantee the authority to sub-licensing rights the exercise of the rights specified in
Section 2.1 above without the prior written approval of WonderNet within the Territory.

3.3  Reservations.(a)  WonderNet  retains  all  rights  in and to the Technology
     -------------
including  those  granted  in  Sections  3.1(a)  above.


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

     (b) Grantee retains rights in its applications development based on Penflow technology.

3.5 Grantee Development of the Technology, Grantee agrees to use commercially reasonable efforts, consistent with its resources and its activities and obligations other than those arising under this Agreement: (1) to commercially exploit the Technology and the Applications Technology within the Territory; and (ii) to modify, alter, develop and improve the Technology.

                                    ARTICLE 4
                        Security Biometrics Obligations

4.1  In  consideration  for  the  rights  herein  granted;

Grantee will purchase all software products with a discount of 50% and up to $1,000,000 of products purchased annually from $1,000,000 to $2,000,000 a discount of 55% and a discount of 60% for all annual purchases above $2,000,000. All hardware products will apply with a discount of 10%, as listed in the International price list attached and subject to changes from time to time.

     (a) In addition to 4.1(a), Grantee will pay a royalty equal to 12% of the gross transaction and distribution fees proceeds received by parties sub-licensed to integrate and/or sale Penflow granted by the Grantee. The Royalty shall be paid within 30 days from the end of each quarter.

     (b) Upon execution of this agreement, and for the entire period of this agreement The Grantee agrees to purchase a minimum quote of US$120,000 per quarter of software licenses from WonderNet Ltd. In consideration for the payment Wond.erNet hereby grants Security Biometrics Inc. a perpetual rights as defined above for the Exclusive Distribution, and Sub-Licensing Rights to enable the Grantee to exploit WonderNet1s Technology and the Existing Proprietary Property relating thereto within the Territory.

     (c) Payment for each quarter (Starting September l, 2003) will be made not later than 10 clays from the beginning on each quarter in direct transfer to WonderNet bank account.

     (d) In case of using WonderNet personnel in Territory in order to assist by technical, business, marketing or any other aspects, the travel expanses such as flights, accommodations and TLM will he shared 5O%-5O% by both parties.

4.2 All amounts payable pursuant to this Agreen,ent shall he made in United States Dollars.

4.3 All payments made by Grantee to the Grantor shall be net of any applicable taxes, which may be imposed provided that the Grantee is entitled to witithold from any such payments due to the Grantor any applicable income taxes whether taxed directly or indirectly thereupon which the Grantee is legally required to withhold. and pay to appropriate taxing authorities. k the event that such taxes are withheld by the Grantee, it shall, upon payment of same, deliver to the Grantor official receipts or certificates for the payment of any such required taxes sufficient support of any claims made by the Grantor for any applicable tax benefit or credit with respect thereto.

4.4 Tn the event that any monetary obligations of any nature owed by the Grantee to th.e Grantor are not paid by the Grantee when due, the Grantee shall, in addition to the unpaid monetary obligations, pay to the Grantor interest on such unpaid amount at a rate equal to two (2%) percent in excess of the prime rate of Citibank, New York charged to its most credit worthy commercial customers in effect from time to time until such monies are paid.


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

                                    ARTICLE 5
                        Duties and Obligations of Grantee

5.1 The Grantee agrees the best of its ability to conduct its business in compliance with all applicable laws and regulations of each country or jurisdiction in which it markets the Existing Proprietary Property. The Grantee will not make or permit to be made any representation concerning the Grantor or the Existing Proprietary Property other than representations, which are truthful and accurate.

5.2 The Grantee shall devote its best efforts to the sale and promotion of the Existing Proprietary Property.

5.3 The Grantee shall refrain from committing any act or pursuing any course or conduct, which would tend to bring thc Licensor or the Existing Proprietary Property into disrepute.

                                    ARTICLE 6
                         Improvements to the Technology

6.1 WonderNet Improvements. Grantee acknowledges and agrees that WonderNet shall
    -----------------------
retain exclusive ownership to the Applications Technology, which are developed durin.g the term of this Agreement as well as after this Agreement is terminated regardless of the cause or method of termination.

6.2  Security  Biometrics  Improvements. WonderNet  acknowledges  and  agrees
     -----------------------------------
that Security Biometrics shall retain ownership to applications developed by them based. or related to the Penflow technology, which are developed during the term of this Agreement as well as after this Agreement is tenninated regardless of the cause or method of termination.

6.3  Page:  8

Security Biometrics will not develop any application andlor technology which may compete, directly or indirectly with WonderNet's products.

                                    ARTICLE 7
                  Rights and Obligations of Grantor and Grantee

7.1  Confidentiality  and  Disclosures  to  Third  Parties. Any party hereto may
     ------------------------------------------------------
disclose any confidential information relating to the Technology, the Existing Proprietary Property, and the Applications Technology or the Crantee Improved. Technology (hereinafter the "Disclosing Party") to third parties only pursuant to a confidentiality agreement between the Disclosing Party and the third party. The parties hereto acknowledge and agree that, because of the nature of the property riglts involved in this Agreement, any breach of their obligations under this Section 6 shall cause immediate, irreparable injury to th.e non-breaching party(ies); therefore, each party hereby agrees and acknowledges that the non-breaching party( es) shall be entitled, in addition to any other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized. disclosure is made or appears to be imminent. Each party's duty of confidentiality shall survive the termination of this Agreement regardless of the cause or method. of termination.

7.2  Rights  to  the  Technology.  WonderNet  hereby  represents,  warrants  and
     ---------------------------
covenants that WonderNct is the sole owner of the Technology and the Existing Proprietary Property and, except for the rights granted to the Grantee in this Agreement, and has the exclusive right and Rights for the use of the Technology together with the right to Rights and sub-Rights to others, manufacture, distribute and sell the Technology.

                                    ARTICLE 8
                   Protection of Intellectual Property Rights


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

8.1  Authorization  to  Grantee to File for Intellectual Property Protection In
     ---------------------------------------------------------------------------
the  Territory.  Subject  to the provisions of Section 2.1, Section 3,3, Section
---------------
7.1 hereof and all of the other terms and conditions contained herein, the Grantee shall have the authority, but not the obligation, to take actions in the Territory on behalf of WonderNet such as filing patent applications and seeking registrations of copyrights for the purpose of securing and protecting intellectual property rights for WonderNet in the Technology and the Applications Technology. The authority granted in this Section 8.1 may not be assigned, delegated or sublicensed. The Grantee shall bear the expense of all of their activities under this Scction 8.1 including the payment of attorney fees, patent issuance and maintenance fees, copyright and trademark registration fees and. other similar fees and expenses where applicable. Grantee shall have the authority, but not the obligation, with the prior consent of WonderNet, to take actions worldwide such a.s filing patent applications and seeking registrations of copyright for the purpose of securing and. protectirg intellectual property rights in the Grantee Improved Technology.

8.2  Actions  Not  Taken  by  Grantee. In the  event that WonderNet, in its sole
     ---------------------------------
discretion, deems it necessary or beneficial to take a specific action that ncither Grantee has taken somewhere in the Territory to protect or maintain any or all of the intellectual property rights discussed in Section 8.1 hereof, WonderNct may notify both Grantee of its intention to take such action in writing. Upon receipt of such notice, Grantee shall respond to WonderNet within fifteen (15) calendar days indicating whether they choose to take the action requested, If the Grantee fails to respond within such time period, or if either of them responds indicating that it chooses not to undertake the requested. action4 then in that event WonderNet may take the action independently, bearing the cost of the action.

8.3  Assistance and Cooperation in Protecting Intellectual Property. All parties
     ---------------------------------------------------------------
hereto, including their employees and affiliates, shall be obligated to assist and cooperate with each other in securing the legal protection of any and all intellectual property rights under Sections 8.1 and 8.2 above.


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

                                    ARTICLE 9
         Term; Termination for Cause and Survival of Certain Provisions

9.1 Term. The term of this Agreement shall commence on the date hereof and shall
    -----
continue  for  perpetuity.

9.2  Termination. Notwithstanding anything otherwise contained in the Agreement,
     ------------
the Grantor shall have the right to terminate this Agreement, and the rights and licenses granted to the Grantee forthwith and without notice, upon the happening of any one or more of the following events:

     (a) If the Grantee fails or refuses to pay promptly any amount payable under thi.s Agreement and as same shall become due and payable, and such default shall continue for a period of thirty (30) days after written notice thereof has been given by the Grantor to the Grantee;

     (b) If the Grantee becomes insolvent or ceases to carry on business, or takes any actiOn to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of the Grantee;

     (c) If the Grantee makes an assignment for the benefit of creditors, or a petition is filed against and consented to by the Grantee and such pctition is not dismissed within ninety (90) days, or the Grantee is adjudicated bankrupt;

     (d) If a receiver or any other person with like powers shall be appointed to take charge of and liquidate all or any part f the Grantee's business, property or assets, or if an order sball be made or resolution passed for the winding-up or the liquidation of the Grantee or if the Grantee adopts or takes any corporate proceedings for its dissolution or liquidation;

     (e) If the Grantee should fail to comply with any other material requirement or obligation imposed upon the Grantee by this Agreement and such default shall not be cured within thirty (30) days after receipt or written notice to cure form the Grantor, of if the Grantee does not take and diligently pursue reasonable steps to cure such default.

9.2 Upon termination of this Agreement, for cause the parties hereto shall be permitted to continue to use, market, sell, distribute and commercially exploit the to the extent of concluding all going projects included but not limited to customers already contacted or in negotiations for a project.

                                   ARTICLE 10
                                  Miscellaneous

10.1 Assignability. This Agreement shall not be assignable by any party in whole
     -------------
or in part except upon the written and signed consent of the other party(es), which consent shall not be unreasonably withheld or delayed.

10.2  Binding  Effect. Subject to  the  restrictions on ass4gnability contained,
      ----------------
herein, this Agreement is binding on and inure to the benefit of the parties hereto and their respective authorized successors and assigns.

10.3  Further  Assurances. The  parties  hereto agree to execute and deliver any
      --------------------
additional documents and instruments and perform any additional acts that may be necessary or appropriate to comply with their obligations hereunder.

10.4  Governing Law. This  Agreement  shall  be  governed by and be construed in
      --------------
accordance with the laws of the UK a to all matters of interpretation, performance, remedies and enforceability. The parties hereto irrevocably consent to the service of any and all process in any such action or processing by the certified mailing with return receipt of copies of such process to their address specified in this Agreement The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or any other manner provided by law. The parties hereto waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non-convenience.

10.5 Arbitration. Any controversy or claim arising under this Agreement shall be
     ------------
settled by arbitration to be held in court of arbitration, New York, in accordance with the commercial arbitration rules of the New York Arbitration. Association by a panel of three (3) arbitrators, and judgment upon the award rendered by the arbitrators may he entered in any court having jurisdiction thereof or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. The parties each consent to any personal jurisdiction necessary to subject themselves and each of them to such arbitration and to such award and such judgment and such order of enforcement.

10.6  Names  and  Marks. The  Grantee may designate, develop, commission and use
      ------------------
various Names and. Marks in selling and promoting the Technology; and the Grantor acknowledges that the Grantee shall retain ownership in the Territories of all Names and Marks used by it during the term of this Agreement. Any goodwill associated with Names and Marks shall ensure exclusively to the benefit of the Grantee.

10.7  Notice. All  notices, requests or consents provided for or permitted under
      -------
this Agreement must be in writing and must be given either by mail, addressed to the recipient, postage paid, registered or certified mail.! return receipt requested, which shall be effective upon receipt, or by delivery to the recipient in person, by courier or by facsimile transmission to the address specified below:

If  to  the  Grantor:
     WonderNet,  Ltd.
     Kibbutz  Givat  Hashlosha,  Israel
     Attention:

Attention:
Mr.  Un  Erel


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

If  to  the  Grantee:

     Security  Biometrics,  Inc.,
     Suite  1410  1030  West  Georgia  Street,
     Vancouver  BC,  Canada  V6E  2Y3
     Attention:  Chris  Famworth

10.8  Headings and Certain Words. Headings  &e  used  in  this Agreement for the
      ---------------------------
purpose of organization only and do not constitute terms of the Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.

10.9  Severability. If any provision of this Agreement or its application to any
      ------------
person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.

10.10  Entire  Agreement.  This  Agreement  sets  forth  the  entire,  final and
       -----------------
exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

10.11  No Oral Modification. This Agreement may be amended or modified only by a
       ---------------------
written instrument signed by proper and duly authorized representatives of all parties.

10.12  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
      -------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


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

                                   ARTICLE 11
                  Sale, Assignment Transfer and Sub-licensing

11.1 This Agreement shall ensure to the benefit of the successors and assigns of the Grantor. The Grantor shall have the right to assign all or part of its rights i.mder this Agreement to any person, firm, association or corporation provided that such transferee shall agree in writing to assume all obligations undertaken by tb.e Grantor herein and upon such assignment and assumption, the Grantor shall be under no further obligation hereunder.

11.2 In the event the Grantor desires to sell, assign or transfer any of its rights hereunder to any arm's length third party, the Grantor agrees to first offer the same to the Grantee on. the same terms and conditions as offered to or by such third party. The Grantee shall have ninety (90) days to acquire the same, otherwise the Grantor shall be at liberty to dispose of such interest to a third party on terms and conditions no better than offered to the Grantee. This right of first refusal shall apply to each sale, assignment or transfer by the Grantor.

11.3 The Grantee shall have the right to assign all or part of its rights under this Agreement to any person, finn, association or corporation provided that such transferee shall agree in writing to assume all obligations undertaken by the Grantee herein and upon such assignment and assumption, the Grantee shall be under no further obligation hereunder.

11.4 It shall be a condition of any sale, assignment or transfer by either the Grantor or the Grantee to a third party that suet, third party agree to be bound by the terms and conditions of this Agreement, and in particular the duties and obligations of the transferring party.

IN WITNESS WHEREOF, the parties have caused. this Agreement to be duly executed on the date first set forth above.

Security  Biometrics  Inc.                   WONDERNET, LTD.
By  Its  Authorized  Signatory:              By  Its  Authorized  Signatory:

/s/ Chris Farnworth                          /s/
Chris Farnworth


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